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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we consent to the incorporation by reference in the registration statement of Loral Space & Communications Ltd. on Form S-8 (File No. 333-14863) of our report dated June 26, 1998, on our audits of the financial statements and schedules of the Loral Savings Plan for the year ended December 31, 1997 and the period April 23, 1996 (inception) to December 31, 1996, which report is included in the Annual Report on Form 11-K which is filed with the Securities and Exchange Commission.

                                          MOHLER, NIXON & WILLIAMS
                                          Accountancy Corporation

Campbell, California
June 26, 1998

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